UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2023

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On March 10, 2023 (the “Closing Date”), Jo-Ann Stores, LLC (“Jo-Ann”), a wholly-owned subsidiary of JOANN Inc. (the “Company”), entered into the Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement (dated as of October 21, 2016 and as previously amended, supplemented or otherwise modified prior to the Third Amendment (the “Existing Credit Agreement” and, as further amended by the Third Amendment, the “Amended Credit Agreement”)), by and among Jo-Ann, as borrower, Needle Holdings LLC, the guarantors party thereto, Bank of America, N.A. (“BofA”) as administrative agent and collateral agent (the “Agent”), 1903P Loan Agent, LLC, as FILO Documentation Agent, and the various lenders from time to time party thereto.

The Third Amendment, among other things, adds a series of first-in last-out loans (the “FILO Loans”) in an aggregate amount of $100.0 million, the full amount of which was drawn on the Closing Date and a portion of which proceeds were used, among other things, to refinance a portion of the revolving loans drawn and outstanding under the Existing Credit Agreement immediately prior to the Closing Date. The FILO Loans mature at the same time as the commitments under the Existing Credit Agreement (the “Revolving Commitments”) on December 22, 2026. The FILO Loans will not amortize. The FILO Loans are SOFR loans (as defined in the Third Amendment), that bear monthly interest at an annual rate of 9.75% with one 100 basis point stepdown based on minimum Consolidated EBITDA (as defined in the Third Amendment) and are subject to a SOFR floor of 1.50%.

The Third Amendment also amends the Existing Credit Agreement to (i) include certain trade receivables in the borrowing base, (ii) provide that loans drawn pursuant to the Revolving Commitments may be made at Jo-Ann’s election as base rate loans or SOFR loans and (iii) increases the applicable margin for SOFR loans to 2.00% with two twenty-five basis point step-downs based on excess availability. Revolving Loans made in SOFR are subject to a credit spread adjustment of 0.10% and a floor of 0.00%.

Other than the changes described above, all other material provisions of the Existing Credit Agreement remain unchanged and as previously disclosed.

Certain of the lenders party to the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Third Amendment, dated as of March 10, 2023, by and among Jo-Ann Stores, LLC, Needle Holdings LLC, each of the Guarantors, each of the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders and 1903P Loan Agent, LLC, as FILO Documentation Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023

JOANN INC.

By:	/s/ Scott N. Sekella
Name:	Scott N. Sekella
Title:	Senior Vice President, Chief Financial Officer